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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                                                                EXHIBIT NO. 15.1


October 22, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

Commissioners:

We are aware that our reports dated May 17, 1999 and August 16, 1999 on our reviews of interim consolidated financial information of Getty Images, Inc. (the "Company") and subsidiaries for the three month periods ended March 31, 1999 and 1998 and the three month and six month periods ended June 30, 1999 and 1998 which are included in the Company's quarterly reports on Form 10-Q for the quarters then ended, are incorporated by reference in its Registration Statement on Form S-3 dated September 29, 1999.


Yours faithfully,

/s/ PRICEWATERHOUSECOOPERS
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PricewaterhouseCoopers